UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Precigen, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! PRECIGEN, INC. 20374 SENECA MEADOWS PARKWAY GERMANTOWN, MARYLAND 20876 PRECIGEN, INC. 2023 Annual Meeting Vote by June 7, 2023 11:59 PM ET Vote Virtually at the Meeting* June 8, 2023 9:00 AM EDT Virtually at: www.virtualshareholdermeeting.com/PGEN2023 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # V12415 - P92615 You invested in PRECIGEN, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 8, 2023. Get informed before you vote View the Annual Report and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 25, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1 - 800 - 579 - 1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends V12416 - P92615 Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. 1. Company Proposal - Election of Directors Nominees: 1a. Randal Kirk For 1b. Cesar Alvarez For 1c. Steven Frank For 1d. Vinita Gupta For 1e. Fred Hassan For 1f. Jeffrey Kindler For 1g. Dean Mitchell For 1h. Helen Sabzevari For 1i. James Turley For 2. Company Proposal – Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2023. For 3. Company Proposal - Advisory vote to approve executive compensation. For 4. Company Proposal - Approval of the Precigen, Inc. 2023 Omnibus Incentive Plan. For NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. You may attend the meeting and vote during the meeting when the polls are open via the Internet . We recommend, however, that you vote before the meeting even if you plan to participate in the meeting . When voting, have the information that is printed in the box marked by the arrow and follow instructions .